George Brenner Certified Public Accountant 9300 Wilshire
Boulevard, Suite 480 Beverly Hills, California 90212

August 18, 1999

 U.S. Securities and Exchange Commission Division of Corporation
Finance 450 Fifth Street, N.W. Washington, D.C. 20549

Re: eConnect - Form SB-2

Dear Sir/Madame:

As a certified public accountant, I hereby consent to the inclusion in this Form SB-2 Registration Statement of my report dated April 7, 1999 in Betting, Inc.'s Form 10-KSB for the fiscal year ended August 31, 1998, and to all references to my firm included in this Registration Statement.

Sincerely,

     /s/ George Brenner                                George
Brenner, C.P.A.